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SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PLC SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

NOTICE OF 2003 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2003

        The Annual and Special Meeting of Shareholders of PLC Systems Inc. will be held on Wednesday, May 14, 2003, at 10:00 a.m. local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038, to consider and act upon the following matters:

  1.
  To elect two Class II directors of PLC for the ensuing three years.

  2.
  To approve an amendment increasing the number of shares of common stock authorized for issuance under PLC's 2000 Equity Incentive Plan from 500,000 to 1,500,000.

  3.
  To ratify the selection by PLC of Ernst & Young LLP as the independent auditors of PLC for the fiscal year ending December 31, 2003.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 4, 2003 are entitled to notice of, and to vote at, the Annual and Special Meeting and are cordially invited to attend the Annual and Special Meeting. The stock transfer books of PLC will remain open for the purchase and sale of PLC's common stock.

                      By order of the Board of Directors,
                      Edward H. Pendergast
                       Chairman of the Board

Franklin, Massachusetts
April 11, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL AND SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL AND SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

PROXY STATEMENT

        This proxy statement, or management proxy circular, is furnished in connection with the solicitation of proxies by the Board of Directors and management of PLC Systems Inc. ("PLC") for use at the 2003 Annual and Special Meeting of Shareholders to be held on Wednesday, May 14, 2003, at 10:00 a.m. local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 (referred to as the Meeting), and at any adjournment or adjournments of that Meeting.

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering to the Secretary of PLC a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

        Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder's behalf at the Meeting by inserting that other individual's name in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

        PLC's Annual Report for the year ended December 31, 2002 is being mailed to shareholders with the mailing of the Notice of Meeting and this Proxy Statement on or about April 11, 2003.

        A copy of PLC's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. Exhibits will be provided upon request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        On April 4, 2003, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 29,797,548 shares, or common stock, of PLC, no par value per share. PLC is authorized to issue an unlimited number of shares of common stock. Each share is entitled to one vote. Notice of the record date, as required by Section 135(4) of the Business Corporations Act of the Yukon Territory (referred to as the Yukon Act), was published in the Whitehorse Star newspaper on March 21, 2003.

        Under PLC's by-laws, two shareholders, or proxyholders representing two shareholders, holding not less than 10% of the outstanding shares of PLC entitled to vote at the Meeting shall constitute a quorum with respect to that matter at the Meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors, the approval of the amendment to increase the number of shares in PLC's 2000 Equity Incentive Plan, the ratification of the appointment of Ernst & Young LLP as PLC's independent auditors for the fiscal year ending December 31, 2003 and the approval of each of the other matters, if any, to be voted upon.

        Shares that abstain from voting as to a particular matter will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. Yukon law does not recognize "broker non-votes," which, under United States law, result when shares are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter.

ITEM NO. 1
ELECTION OF DIRECTORS

        PLC's Board of Directors currently consists of nine persons, divided into three classes serving staggered terms of three years. Currently there are four directors in Class I (whose terms expire at the Annual Meeting of Shareholders in 2004), three directors in Class II (whose terms expire at this Meeting) and two directors in Class III (whose terms expire at the Annual Meeting of Shareholders in 2005). In February 2003, the Board of Directors adopted a resolution to reduce the number of directors by one and thereby fix the number of directors at eight, effective as of the date of the Meeting. Two Class II directors are to be elected at the Meeting. One of the current Class II directors, Kenneth J. Pulkonik will not be standing for election at this meeting. Each of the Class II directors elected at the Meeting will hold office until the Annual Meeting of Shareholders in 2006 or until his successor has been duly elected and qualified.

        In the event that either nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unavailable to serve.

        Set forth below is the name of each member of the Board of Directors (including the nominees for election as Class II directors), his age, the date of the commencement of his term as a director of PLC, the positions and offices held by him, the Class of director in which he serves, the expiration of his term of director, his principal occupation and business experience during the past five years and the names of other publicly held companies of which he serves as a director.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 4, 2003, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting
Edward H. Pendergast	69	9/24/92	Chairman	I	2004
Donald E. Bobo, Jr.	41	5/24/01	Director	I	2004
Kevin J. Dunn	50	9/24/99	Director	III	2005
Benjamin L. Holmes	68	5/24/00	Director	II	2003
Alan H. Magazine	58	9/24/99	Director	II	2003
H.B. Brent Norton, M.D.	42	6/10/94	Director	III	2005
Robert I. Rudko, Ph.D.	60	4/14/92	Director and Chief Scientist	I	2004
Mark R. Tauscher	50	12/17/99	Director, President and Chief Executive Officer	I	2004

        Edward H. Pendergast has served as Chairman of the Board of Directors since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately held management-consulting firm. Mr. Pendergast currently is a director of Plymouth Rubber Company, Inc., a manufacturer and distributor of vinyl and rubber products. He also currently serves on the board of directors of several private companies. Mr. Pendergast is a certified public accountant.

        Donald E. Bobo, Jr. has served as a director of PLC since May 2001. Since December 2000, Mr. Bobo has served as Vice President of Corporate Strategy of Edwards Lifesciences Corporation (which is referred to as Edwards). He has over 20 years of experience in the medical products and healthcare industries, where he has served in a variety of senior manager positions. Most recently, from July 1997 to December 2000, Mr. Bobo served as Director of Business Development of Edwards, and he was responsible for the TMR and Biotherapeutics business initiatives. From 1995 to July 1997, he served as a director within the Cardiovascular Group of Baxter Healthcare, overseeing the Access Products Business Unit. From 1993 to 1995, he served as the General Manager of the Non-Invasive Business Unit of InnerSpace Medical. Mr. Bobo received a B.S. degree in Mathematics from Bob Jones University and a M.S. degree in Engineering from the University of Southern California.

        Kevin J. Dunn has served as a director of PLC since September 1999. Mr. Dunn has served as Managing Director of Adams, Harkness & Hill, an investment-banking firm, since September 2002. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree from Harvard College.

        Benjamin L. Holmes has served as a director of PLC since May 2001. Since December 1994, Mr. Holmes has served as President of The Holmes, Co., a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of Haemonetics Corporation, a medical device company, the UCLA Foundation and St. Luke's Wood River Medical Foundation.

        Alan H. Magazine has served as a director of PLC since September 1999. Since August 1999, Mr. Magazine has been an independent executive management consultant. From 1990 to May 1999, Mr. Magazine served as President of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Eyetel Corp., a medical technology company, and Innotec Corp., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.P.A. degree from Kent State University and his B.A. degree from Monmouth College (Illinois).

        H.B. Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1992, Dr. Norton has served as President, Chief Executive Officer and a director of IMI International Medical Innovations Inc., a publicly held predictive medicine company. Dr. Norton is an Advisory Council Member of the Richard Ivey School of Business MBA Biotech Program. Dr. Norton completed his medical training at McGill University and conducted post-graduate work in biomedical engineering at Ecole Polytechnique at the University of Montreal. Dr. Norton received his MBA degree from the Ivey School of Business, University of Western Ontario.

        Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and has served as Chief Scientist of PLC since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition, Dr. Rudko served as Chairman of the Board of Directors from April 1992 to October 1998 and President of PLC from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from 1981 to October 1993. Dr. Rudko received his Ph.D. degree in electrical engineering from Cornell University.

        Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers of PLC

        Mark R. Tauscher, see biography above.

        James G. Thomasch, age 43, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. He has also served as Assistant Secretary of PLC since April 2001. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since January 2001. From May 1996 to March 1999, Mr. Thomasch served as the XRE Division President and Chief Operating Officer for Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as the Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation. Mr. Thomasch received his B.S. degree in Accounting from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant with over 20 years of experience.

        Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of the directors or executive officers of PLC.

        Each person who has served as a director or executive officer during the fiscal year ended December 31, 2002 has no substantial interest, direct or indirect, in any matter to be acted upon at the Meeting, other than the election of the Class II directors.

Board Meetings

        The Board of Directors of PLC held eight meetings during the fiscal year ended December 31, 2002. All the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Audit Committee

        The Audit Committee of PLC's Board of Directors is composed of three outside directors, Messrs. Dunn and Pulkonik and Dr. Norton, and acts under a written charter. A copy of this charter is attached to this proxy statement as Appendix A. We expect that the charter will be amended prior to the 2004 annual meeting of shareholders due to recent proposed and final rules promulgated by the SEC and rules proposed by the American Stock Exchange ("AMEX"). The members of the Audit Committee are independent directors, as defined by the rules of AMEX. The Audit Committee held six meetings during the fiscal year ended December 31, 2002.

  Report of the Audit Committee of the Board of Directors

        The Audit Committee reviewed PLC's audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with PLC's management. Management is responsible for PLC's internal controls and the financial reporting process. PLC's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of PLC's financial statements and for issuing a report on those financial statements in accordance with generally accepted accounting principles. As appropriate, the Audit Committee reviews and evaluates, and discusses with PLC's management, internal accounting and financial personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of PLC's financial statements;

  •
  PLC's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in PLC's accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to PLC; and

  •
  the adequacy of PLC's internal controls and accounting and financial personnel.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), with Ernst & Young LLP. SAS 61 requires PLC's independent auditors to discuss with PLC's Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with Ernst & Young LLP the matters disclosed in this letter and their independence from PLC. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to PLC, which are referred to in the section below entitled "All Other Fees", is compatible with maintaining such auditors' independence.

        Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to PLC's Board of Directors that the audited financial statements be included in PLC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        PLC is not subject to the recent Audit Committee requirements of AMEX because it is a Yukon Territory corporation. However, the above disclosure is required by the proxy rules of the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors of PLC.

                      Kevin J. Dunn, Chairman
                      H.B. Brent Norton, M.D.
                      Kenneth J. Pulkonik

        The information included under the heading "Report of the Audit Committee of the Board of Directors" above is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), other than as provided in Item 7 of Schedule 14A of the Exchange Act and Item 306 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that PLC specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (referred to as the Securities Act), or the Exchange Act.

  Audit Fees

        PLC incurred audit fees totaling approximately $100,500 for professional services rendered by Ernst & Young LLP in connection with the audit of PLC's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of PLC's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

  Financial Information Systems Design and Implementation Fees

        Ernst & Young LLP did not provide any professional services to PLC and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of PLC's information system or the management of its local area network.

  All Other Fees

        PLC incurred fees totaling approximately $46,860 for other services rendered by Ernst & Young LLP to PLC and its affiliates for the fiscal year ended December 31, 2002 as follows:

Audit-related fees:
Procedures and consents related to other SEC filings	$2,350
Foreign statutory audits	$3,530
Tax return preparation and tax consulting services	$40,980

Total All Other Fees	$46,860

Compensation Committee

        The Compensation Committee currently is composed of three outside directors, Messrs. Holmes and Magazine and Dr. Norton. The Compensation Committee reviews executive salaries and administers PLC's policies governing annual compensation and other benefits for PLC's executive officers. In addition, the Compensation Committee is authorized to negotiate and propose to the Board of Directors the compensation arrangements for PLC's officers, other key employees, certain consultants and directors. The Compensation Committee held four meetings during the last fiscal year.

  Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of PLC's Board of Directors has furnished the following report on executive compensation in fiscal year 2002.

        The Compensation Committee believes that the primary objectives of PLC's compensation policies are to attract and retain a management team that can effectively implement and execute PLC's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) recognition of individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet PLC's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation to encourage management to continue to focus on shareholder return. The Compensation Committee will review its compensation policies from time to time in order to determine the reasonableness of PLC's compensation programs and to consider factors unique to PLC.

  Executive Officer Compensation

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared to the compensation packages of companies that compete with PLC for prospective employees. The compensation program for executive officers consists of three elements: (i) base salary, which is set on an annual basis; (ii) annual incentive compensation in the form of cash bonuses, which is based on PLC's achievement of predetermined financial objectives and the executive officer's achievement of his individual objectives; and (iii) long-term incentive compensation in the form of stock options, which are granted when the executive officer joins PLC and occasionally thereafter in order to align the executive officer's long-term interests with those of the shareholders and to encourage the executive officer to achieve superior results over an extended period.

  Base Salary

        Base salaries for executive officers are determined annually by reviewing three key areas: (i) the pay practices of companies of similar size, market capitalization and industry; (ii) the skills and performance level of the individual executive relative to targeted performance criteria; and (iii) PLC's financial performance.

  Bonus Compensation

        Bonus compensation is based on PLC's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attaining financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management's efficiency and management's ability to motivate others to build a strong management team, develop and maintain the skills necessary to work in an emerging growth company, recognize and pursue new business opportunities and initiate programs to enhance PLC's growth and successes. Bonuses are awarded on an annual basis.

  Long-Term Incentive Compensation

        The Compensation Committee believes that stock options are an excellent long-term incentive for executives that align executive and shareholder interests and assist in retention of key executive officers and employees. In addition, such stock options allow the executive officers to share in any appreciation in the value of PLC's common stock.

        When determining stock option awards, the Compensation Committee considers the executive's current contributions to PLC's performance, his position and level of seniority at PLC, his experience, his existing stock ownership, his previous stock options grants, the vesting schedules of his outstanding options, PLC's current stock price and the chief executive officer's recommendation.

        It is PLC's policy to grant to all executive officers at the time they commence employment with PLC an initial stock option comparable to options granted to executive officers of similar seniority at other medical device and biotechnology companies. In addition, the Compensation Committee also may grant stock options based on the individual's performance throughout the year. In granting such performance-based stock options, the Compensation Committee considers the individual's contributions to PLC's financial, operational and strategic objectives.

        In August 2002, PLC offered to all of its domestic full-time and part-time employees and the full-time and part-time employees of its domestic subsidiary, PLC Medical Systems, Inc., the opportunity to request that PLC exchange any or all of the employees' eligible outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. PLC promised to grant replacement options to purchase one share of common stock for every one option share surrendered, at an exercise price equal to the closing price of its common stock as quoted on AMEX on the date the replacement options are granted. Only options with an exercise price of $.75 or more per share under certain of PLC's option plans were eligible to participate in this option exchange program. Both of PLC's executive officers chose to participate in the option exchange program. PLC granted replacement options to its participating employees on March 26, 2003.

        The Compensation Committee recommended, and the Board of Directors approved, the option exchange program because it believes that providing employees and executive officers with options whose value increases over time creates performance incentives and helps PLC retain valuable employees. Because many of the shares subject to outstanding stock options held by PLC's employees had exercise prices that were significantly above the market price of PLC's common stock, the Compensation Committee believed that the option exchange program was an appropriate mechanism to create performance incentives and retain employees.

        Senior management also participates in company-wide employee benefit plans, including PLC's 401(k) Plan. Benefits under these plans are not dependent upon the individual's performance.

  Chief Executive Officer's Compensation

        Mr. Tauscher joined the Corporation as its Chief Executive Officer and President in December 1999. Mr. Tauscher's salary in 2002 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Tauscher did not participate in any decisions regarding his own compensation. Effective January 1, 2002, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $262,500, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon performance goals approved by the Board of Directors.

  Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of PLC and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of PLC.

                      Benjamin L. Holmes, Chairman
                      Alan H. Magazine
                      H.B. Brent Norton, M.D.

        The information included under the heading "Report of the Compensation Committee of the Board of Directors" above is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Exchange Act, other than as provided in Item 8 of Schedule 14A of the Exchange Act and Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that PLC specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

  Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Holmes and Magazine and Dr. Norton, each of who served on the Compensation Committee of the Board of Directors during 2002. No member of the Compensation Committee was at any time during 2002, or formerly, an officer or employee of PLC or any subsidiary of PLC. No member of the Compensation Committee had any relationship with PLC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of PLC has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of PLC.

Other Board Committees

        The Governance Committee is composed of Messrs. Bobo and Pendergast and Dr. Rudko. Mr. Tauscher serves as an ex officio member of the Governance Committee. The Governance Committee nominates directors and accepts and reviews nominations for directors presented by shareholders. To submit a candidate for consideration by the Governance Committee, shareholders must inform PLC in writing by mailing the candidate's name and a detailed description of the candidate's qualifications to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. The Governance Committee held three meetings during the last fiscal year.

        The Executive Committee is composed of Messrs. Pendergast and Tauscher and Dr. Rudko. The Executive Committee considers corporate and other matters that arise between meetings of the Board of Directors. The Executive Committee held no meetings during the last fiscal year.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as to the number of shares of PLC common stock beneficially owned as of April 4, 2003 by (i) each person known by PLC to beneficially own more than 5% of the outstanding shares of PLC common stock; (ii) each director of PLC; (iii) the chief executive officer and the other executive officer of PLC; and (iv) all PLC executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to PLC's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Edwards Lifesciences Corporation(1)(2) One Edwards Way Irvine, California 92614	8,333,333	25.4%
Fred Kayne(3) c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, California 90067	3,074,800	10.3
Donald E. Bobo, Jr.	—	—
Kevin J. Dunn(4)	45,000	*
Benjamin L. Holmes(5)	47,500	*
Alan H. Magazine(6)	42,000	*
H.B. Brent Norton, M.D.(7)	102,500	*
Edward H. Pendergast(8)	322,492	1.1
Kenneth J. Pulkonik(9)	213,000	*
Robert I. Rudko, Ph.D.(10)	1,162,237	3.9
Mark R. Tauscher(11)	426,804	1.4
James G. Thomasch(12)	178,667	*
All executive officers and directors as a group
(10 persons)(13)	2,540,200	8.2

*
Less than 1%.

(1)
This information is based on the Schedule 13D of Edwards filed with the Securities and Exchange Commission on April 5, 2001 and includes 3,000,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 4, 2003.

(2)
Pursuant to a Shareholders Agreement dated as of January 9, 2001 by and between Edwards and PLC, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in certain circumstances, as further discussed under the heading "Certain Relationships and Related Transactions" set forth below.

(3)
This information is based on the Schedule 13G of Fred Kayne filed with the Securities and Exchange Commission on February 11, 2003 and includes 576,000 shares of common stock held by FF Industries, Inc., of which Fred Kayne is the sole stockholder.

(4)
Includes 40,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(5)
Includes 37,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(6)
Includes 40,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(7)
Consists of 102,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(8)
Includes 247,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(9)
Includes 174,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(10)
Includes 50,375 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003. This amount also includes 94,762 shares held of record by Mr. Rudko's spouse.

(11)
Includes 316,666 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(12)
Includes 176,667 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

(13)
Includes 1,185,208 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2003.

Compensation of Directors

        Non-employee directors, other than the Chairman, receive $8,000 per year, paid in quarterly installments. Effective January 14, 2002, the Chairman receives $16,000 per year, paid in quarterly installments. PLC reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

        PLC grants stock options to its non-employee directors. Generally, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of PLC's common stock that vests in installments over three years. Once the initial grant has fully vested, generally non-employee directors (other than the Chairman) receive an annual grant of an option to purchase 10,000 shares of PLC's common stock that vests in four equal quarterly installments. The Chairman receives an annual grant of an option to purchase 20,000 shares of PLC's common stock that vests in four equal quarterly installments. All such options have an exercise price equal to the fair market value of the common stock on the date of grant. The grants of options to non-employee directors discussed above will not apply to Mr. Bobo because he is a director as a result of PLC's transaction with Edwards.

        The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by the directors of PLC during fiscal year 2002.

Name	Annual Director Compensation ($)
Donald E. Bobo, Jr.	—
Kevin J. Dunn	8,000
Benjamin Holmes	8,000
Alan H. Magazine	8,000
H.B. Brent Norton, M.D.	8,000
Edward H. Pendergast	17,385	(1)
Kenneth J. Pulkonik	8,000
Robert I. Rudko, Ph.D.	—
Mark R. Tauscher	—

(1)
Includes a prorated compensation payment equal to $1,385 in connection with services rendered from January 1, 2002 to January 14, 2002.

        No stock options were granted to and no stock options were exercised by the directors during 2002. Annual director stock option awards usually made in 2002 were made in December 2001.

Executive Compensation

  Summary Compensation Table

        The following table sets forth information with respect to the compensation earned by (i) PLC's chief executive officer during 2002 and (ii) PLC's other executive officer. PLC refers to these individuals as the Named Executive Officers. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Long-Term Compensation Awards
Annual Compensation(1)
Name and Principal Position				Securities Underlying Options/SARs(#)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Mark R. Tauscher President, Chief Executive Officer and Director	2002 2001 2000	262,500 262,500 235,577	94,638 — 121,875	— 125,000 175,000	— 6,138 131,329	(2) (2)
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2002 2001 2000	164,800 164,800 160,000	47,532 — 74,520	— 130,000 87,500	— — —

(1)
Other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of these perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year.

(2)
Consists of Mr. Tauscher's relocation expenses.

  Option Grants During Fiscal Year 2002

        No stock options were granted to either of the Named Executive Officers during 2002.

  Options Exercised During Fiscal Year 2002

        The following table sets forth the number and value of securities underlying unexercised options that are held by each Named Executive Officer as of December 31, 2002. Neither Named Executive Officer exercised PLC stock options in 2002.

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Tauscher	258,333	41,667	$4,562	$750
James G. Thomasch	152,501	50,000	$2,769	$750

(1)
Based on the closing sale price of PLC's common stock on December 31, 2002 ($0.58), as reported by AMEX, less the option exercise price.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

        PLC has arrangements with its Named Executive Officers to compensate them in the event of termination of employment (resignation, retirement, change in control) or change in responsibilities following a change in control of PLC.

        An employment agreement was entered into in December 1999 between PLC and Mr. Tauscher providing for an annual base salary of $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of 18 months if Mr. Tauscher's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

        An employment agreement was entered into in November 1999 between PLC and Mr. Thomasch providing for an annual base salary of $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under PLC's equity compensation plans as of December 31, 2002:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options warrants and rights(1)	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)(3)
Equity compensation plans approved by security holders(4)	1,321,412	$2.17	1,156,504	(5)
Equity compensation plans not approved by security holders(6)	4,004,399	$2.46	657,425

Total	5,325,811	$2.39	1,813,929	(7)

(1)
Excludes 999,345 shares issuable upon the exercise of stock options issued by PLC on March 26, 2003 in connection with its option repricing. All of PLC's domestic employees, including its officers, were eligible to participate in the option repricing. Non-employee directors of PLC were ineligible to participate in the option repricing. Of the 999,345 shares issuable, 156,345 shares are issuable under PLC's 1993 Stock Option Plan (the "1993 Plan"), 226,000 shares are issuable under PLC's 1995 Stock Option Plan (the "1995 Plan"), 614,000 shares are issuable under PLC's 1997 Executive Stock Option Plan, as amended (the "1997 Plan"), and 3,000 shares are issuable under PLC's 2000 Equity Incentive Plan (the "2000 Equity Plan").

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, 176,750 shares under the 2000 Equity Plan may instead be issued in the form of restricted stock, stock appreciation rights or other equity-based awards.

(3)
Includes 999,345 shares issuable upon the exercise of stock options issued by the Company on March 26, 2003 in connection with its option repricing. See footnote 1 above.

(4)
Consists of the following equity compensation plans: (i) 1993 Formula Stock Option Plan, (ii) 1993 Plan, (iii) 1995 Plan, (iv) 2000 Employee Stock Purchase Plan, as amended (the "2000 ESPP"), and (v) 2000 Equity Plan.

(5)
Includes 61,527 shares issuable under the 2000 ESPP that are issuable in connection with the current offering period which ends on May 31, 2003. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the price of the common stock is less than $0.61, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable could be greater.

(6)
Consists of the following equity compensation plans and arrangements: (i) 1997 Plan, (ii) 2000 Non-Statutory Stock Option Plan (the "2000 Plan"), (iii) 2000 Non-Qualified Performance and Retention Equity Plan (the "2000 Retention Plan"), (iv) Warrant to Purchase Common Stock issued to Ladenburg Thalmann & Co. Inc. for the right to purchase 72,351 shares of common stock at an exercise price of $2.67 per share, which expired in March 2003, (v) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $1.50 per share, which expires in January 2004, (vi) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $2.50 per share, which expires in January 2005, (vii) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $3.50 per share, which expires in January 2006, (viii) Warrant to Purchase Common Stock issued to Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, for the right to receive 100,000 shares of common stock at an exercise price of $1.00 per share, which expires in January 2006, (ix) Warrant to Purchase Common Stock issued to Strong River Investments, Inc. for the right to receive 3,891 shares of common stock at an exercise price of $19.53 per share, which expires in April 2003, and (x) Warrant to Purchase Common Stock issued to Brown Simpson ORD Investments LLC for the right to receive 973 shares of common stock at an exercise price of $19.53 per share, which expires in April 2003.

(7)
With respect to the 2000 Equity Plan, this table includes the 500,000 shares reserved and available for issuance prior to the meeting but excludes the additional 1,000,000 shares that would be available for issuance if Proposal 2 is approved at this meeting.

Equity Compensation Plans Not Approved by Shareholders

        Presently, PLC grants stock option awards under three equity compensation plans that are not approved by the shareholders—the 1997 Plan, the 2000 Plan and the 2000 Retention Plan. The following descriptions of the material terms of the plans are qualified in their entirety by reference to 1997 Plan, the 2000 Plan and the 2000 Retention Plan.

  1997 Executive Stock Option Plan

        General.    In August 1997, the Board of Directors adopted the 1997 Plan as a means to promote the interests of PLC by allowing the Board of Directors to grant non-statutory stock options as an inducement to obtain and retain the services of a new Chief Executive Officer. The 1997 Plan was later amended to permit the grant of non-statutory stock options to certain officers, directors and key employees. Under the 1997 Plan, as amended, PLC is currently authorized to grant non-statutory stock options to purchase an aggregate of 1,000,000 shares of common stock.

        The Board of Directors presently administers the 1997 Plan. The Board of Directors has the authority to grant options and to construe the 1997 Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the 1997 Plan as it deems desirable.

        Eligibility.    The 1997 Plan, as amended, provides that non-statutory stock options may be granted to certain of PLC's officers, directors and key employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The exercise price of the options will not be less than the fair market value of such shares at the time the option is granted. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may, in its discretion, amend, modify or terminate the 1997 Plan or any part it; however, no such amendment, modification or termination may impair the rights of any option holder without the consent of the option holder. Options may not be granted under the 1997 Plan after August 15, 2007, and the 1997 Plan will terminate when all options granted or to be granted are no longer outstanding.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, combination, recapitalization or similar event, the number of shares authorized for issuance under the 1997 Plan, the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of an acquisition (as defined in the 1997 Plan), the Board of Directors will, with respect to outstanding options, take one of the following actions: (i) provide that equivalent options of the successor entity will be substituted for such options, (ii) accelerate the date of exercise of such options, (iii) upon written notice to the option holder, provide that all options will be exercised, to the extent exercisable, within a specified number of days, at the end of which period the options will terminate, or (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent exercisable) over the exercise price thereof.

  2000 Non-Statutory Stock Option Plan

        General.    In October 2000, the Board of Directors adopted the 2000 Plan to advance the interests of PLC's shareholders by enhancing PLC's ability to retain and motivate persons who make (or are expected to make) important contributions to PLC by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of PLC's shareholders. Under the 2000 Plan, PLC was authorized to grant non-statutory stock options to purchase an aggregate of 317,672 shares of common stock. The maximum number of shares of common stock with respect to which options may be granted to any one participant under the 2000 Plan is 100,000 shares per calendar year. No participant may be granted options to purchase a number of shares of common stock in excess of 25% of the number of shares of common stock issuable upon the exercise of options held by that participant as of October 21, 2000.

        The Board of Directors presently administers the 2000 Plan. The Board of Directors has the authority to grant options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan as it deems advisable. The Board of Directors may delegate the power to make awards to one or more of PLC's executive officers, provided that the Board of Directors fixes the maximum number of shares subject to options and the maximum number of shares for any one participant to be made by such executive officers. The Board of Directors may delegate any or all of its powers to one or more committees or subcommittees of the Board of Directors.

        Eligibility.    The 2000 Plan provides that non-statutory stock options may be granted to any of PLC's employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The exercise price at the time of option grant may not be less than 100% of the fair market value of the common stock, as determined by the Board of Directors at the time the option is granted. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend or terminate the 2000 Plan or any portion thereof at any time. The 2000 Plan is effective for a term of ten years, but options previously granted may extend beyond that date.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar event, the per-participant limit, the number and class of securities authorized for issuance under the 2000 Plan and the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of a reorganization event (as defined in the 2000 Plan) that is not or will not result in an acquisition event (as defined in the 2000 Plan), the Board of Directors will provide that all outstanding options will be assumed or equivalent options will be substituted by the succeeding corporation. If the succeeding corporation does not agree to assume or substitute for such options, the Board of Directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; provided however, if the reorganization event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options. In the event of an acquisition, regardless of whether such acquisition event also constitutes a reorganization event, all unexercised options will become exercisable in full as of a time specified by the Board of Directors prior to the consummation of the acquisition event and will terminate immediately prior to such acquisition event; provided however, if the acquisition event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options.

  2000 Non-Qualified Performance and Retention Equity Plan

        General.    In November 2000, the Board of Directors adopted the 2000 Retention Plan to advance the interests of PLC's shareholders by enhancing PLC's ability to retain and motivate persons who make (or are expected to make) important contributions to PLC by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of PLC's shareholders. Under the 2000 Retention Plan, PLC is currently authorized to grant non-statutory stock options to purchase an aggregate of 400,000 shares of common stock. The maximum number of shares of common stock with respect to which options may be granted to any one participant under the 2000 Retention Plan is 100,000 shares per calendar year.

        The Board of Directors presently administers the 2000 Retention Plan. The Board of Directors has the authority to grant options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Retention Plan as it deems advisable. The Board of Directors may delegate the power to make awards to one or more of PLC's executive officers, provided that the Board of Directors fixes the maximum number of shares subject to options and the maximum number of shares for any one participant to be made by such executive officers. The Board of Directors may delegate any or all of its powers to one or more committees or subcommittees of the Board of Directors.

        Eligibility.    The 2000 Retention Plan provides that non-statutory stock options may be granted to any of PLC's employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend or terminate the 2000 Retention Plan or any portion thereof at any time. The 2000 Retention Plan is effective for a term of ten years, but options previously granted may extend beyond that date.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar event, the per-participant limit, the number and class of securities authorized for issuance under the 2000 Retention Plan and the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of a reorganization event (as defined in the 2000 Retention Plan) that is not or will not result in an acquisition event (as defined in the 2000 Retention Plan), the Board of Directors will provide that all outstanding options will be assumed or equivalent options will be substituted by the succeeding corporation. If the succeeding corporation does not agree to assume or substitute for such options, the Board of Directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; provided however, if the reorganization event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options. In the event of an acquisition, regardless of whether such acquisition event also constitutes a reorganization event, all unexercised options will become exercisable in full as of a time specified by the Board of Directors prior to the consummation of the acquisition event and will terminate immediately prior to such acquisition event; provided however, if the acquisition event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options.

Comparative Stock Performance

        The following graph compares the cumulative total return to shareholders of PLC's common stock for the period from January 1, 1998 through December 31, 2002, with the cumulative total return over such period of (i) the American Stock Exchange Index (referred to as the AMEX Market Index) and (ii) an index of medical instrument and supply companies compiled by Media General Financial Services, Inc. (referred to as the MG Group Index). The graph assumes the investment of $100 in PLC's common stock, and assumes that all dividends are reinvested. The performance shown is not necessarily indicative of future performance. PLC's common stock traded on the Nasdaq National Market from March 3, 1992 to September 16, 1992. PLC's common stock began trading on AMEX on September 17, 1992.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PLC SYSTEMS INC., AMEX MARKET INDEX
AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1998
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

	1997	1998	1999	2000	2001	2002
PLC SYSTEMS INC.	100.00	47.33	24.43	7.63	7.33	7.08
AMEX MARKET INDEX	100.00	125.47	126.09	181.89	173.11	164.03
MG GROUP INDEX	100.00	98.64	122.98	121.47	115.87	111.25

Certain Relationships And Related Transactions

        No executive officer, director, nominee for election as a director or 5% shareholder of PLC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of fiscal year 2002 or in any proposed transaction which in either such case has materially affected or will materially affect PLC, except as described below.

        On January 9, 2001, PLC entered into an exclusive distribution agreement with a subsidiary of Edwards, which currently owns in excess of 5% of PLC's outstanding common stock. Under this agreement, the subsidiary of Edwards distributes PLC's CO2 TMR Heart Laser 2 System and all associated disposable components to cardiovascular clinicians and institutions throughout the United States.

        On January 9, 2001, PLC entered into a shareholders agreement with Edwards. Under this agreement, so long as Edwards and its affiliates own at least 5% of PLC's common shares outstanding on a fully-diluted basis, Edwards shall be entitled to nominate a designee to the Board of Directors. Mr. Donald E. Bobo Jr. currently serves on the Board of Directors at the direction of Edwards.

        Under this agreement, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in any matter submitted to the shareholders; provided, however, that Edwards has sole discretion to vote its shares of PLC common stock in a vote regarding:

  (i)
  any merger, consolidation, acquisition or other business combination involving PLC in which PLC would not be the surviving corporation or as a result of which a majority of the outstanding common equity of PLC would be owned by another entity;
  (ii)
  any sale, lease, transfer or other disposition of the business operations of all or substantially all of the assets of PLC (on a consolidated basis); and
  (iii)
  any dissolution or complete liquidation or similar arrangement of PLC.

        Also pursuant to the shareholders agreement, Edwards has the right to participate in any future issuance by PLC of PLC common stock (or the rights to acquire PLC common stock or securities convertible into, or exchangeable for, PLC common stock). At Edwards' sole option, it may participate in any such future issuance by purchasing up to the number of shares of PLC common stock necessary to maintain its proportionate equity interest in PLC at that time. This right of Edwards does not apply to:

  (i)
  any issuance or sale pursuant to the exercise, conversion or exchange of any securities outstanding on the date of the shareholders agreement that are exercisable, convertible or exchangeable into PLC common stock;
  (ii)
  any issuance of PLC common stock as a stock dividend to holders of PLC common stock or upon any subdivision or combination of PLC common stock;
  (iii)
  any issuance or sale of PLC common stock in a public offering under the Securities Act;
  (iv)
  any issuance or sale pursuant to an employee stock option plan, stock purchase plan or similar benefit program, or any issuance or sale to directors, employees or consultants that does not exceed 20% in any five-year period (on a fully diluted basis) of PLC's equity shares outstanding on the date of the shareholders agreement; provided that if any employee is terminated and his options are terminated, the reissuance of such options shall not be counted in the 20% threshold; or
  (v)
  any issuance or sale as consideration for the acquisition by PLC or any of its affiliates of all or a part of another business or the merger of any business entity with or into PLC or any of its affiliates.

        Edwards also has certain registration rights under the shareholders agreement. Edwards may ask PLC to register its shares of PLC common stock under the Securities Act, and PLC must use its reasonable best efforts to register those shares. In addition, if PLC proposes at any time to register PLC common stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 or a similar form), it must offer Edwards the opportunity to register or distribute the PLC common stock held by Edwards.

        Dr. Rudko, a director and the Chief Scientist of PLC, has an outstanding loan from PLC that originated in 1991. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). As of December 31, 2002, the outstanding loan balance was approximately $91,180. The loan does not have a due date, but may be repaid at anytime without penalty.

Board Recommendation

        The Board of Directors believes that the election of the nominees for Class II directors is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

ITEM NO. 2

APPROVAL OF AMENDMENT OF PLC'S 2000 EQUITY INCENTIVE PLAN

Overview

        In the opinion of PLC's Board of Directors, the future success of PLC depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating its employees. Under PLC's 2000 Equity Incentive Plan, PLC is currently authorized to issue up to 500,000 shares of common stock (subject to adjustment for certain changes in PLC's capitalization), pursuant to options or restricted stock awards. As of April 4, 2003, there were 173,750 shares available for issuance under the 2000 Equity Incentive Plan. Accordingly, on February 14, 2003, PLC's Board of Directors adopted an amendment to the 2000 Equity Incentive Plan that increased from 500,000 to 1,500,000 the number of shares of common stock available for issuance under the 2000 Equity Incentive Plan (subject to adjustment for certain changes in PLC's capitalization).

Summary of the 2000 Equity Incentive Plan

        The following summary of the 2000 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2000 Equity Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission's home page (www.sec.gov). In addition, a copy of the 2000 Equity Incentive Plan may be obtained by making a written request to the Chief Financial Officer of PLC.

  Description of Awards

        The 2000 Equity Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of PLC's common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be equal to or greater than the fair market value of PLC's common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of PLC's common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of PLC or its parent or subsidiary corporation). Options may not be granted for a term in excess of ten years (or in excess of five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of PLC or its parent or subsidiary corporation). The 2000 Equity Incentive Plan permits PLC's Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to PLC of shares of common stock, by delivery to PLC of a promissory note, or by any other lawful means.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to PLC's right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

        Other Stock-Based Awards.    Under the 2000 Equity Incentive Plan, the Board of Directors has the right to grant other awards based upon PLC's common stock having the terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

        Eligibility.    PLC's officers, employees, directors, consultants, advisors and any individuals who have accepted an offer of employment (and those of any subsidiaries) are eligible to be granted awards under the 2000 Equity Incentive Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which awards may be granted to any participant under the plan may not exceed 250,000 shares per calendar year.

        As of December 31, 2002, PLC had approximately 32 full-time employees (including those employed by PLC Medical Systems, Inc. and other wholly owned subsidiaries of PLC) and 6 non-employee directors, all of who were eligible to participate in the 2000 Equity Incentive Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and PLC's hiring needs during the year, and thus PLC cannot now determine future award recipients. From the initial adoption of the 2000 Equity Incentive Plan through December 31, 2002, PLC granted the following options to the individuals and groups listed below:

Name of Individual	Title/Position	Weighted Average Exercise Price	Total Shares Subject to Option Grants
Mark R. Tauscher	President, Chief Executive Officer and Director	.56	87,500
James G. Thomasch	Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	.56	36,250
Benjamin L. Holmes	Director Nominee	.55	10,000
Alan H. Magazine	Director Nominee	.55	10,000
All current executive officers, as a group	N/A	.56	123,750
All current directors who are not executive officers, as a group	N/A	.65	140,000
Each other person who receives or is to receive five percent of such options, warrants, or rights	N/A	.56	30,000
All employees, including all current officers who are not executive officers, as a group	N/A	.57	77,000

        On April 4, 2003, the last reported sale price of PLC's common stock on AMEX was $0.46 per share.

        Administration.    PLC's Board of Directors administers the 2000 Equity Incentive Plan. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Equity Incentive Plan and to interpret the provisions of the 2000 Equity Incentive Plan. Pursuant to the terms of the 2000 Equity Incentive Plan, the Board of Directors may delegate authority under the plan to one or more committees of the Board of Directors, and subject to some limitations, to one or more of PLC's executive officers. Subject to any applicable limitations contained in the 2000 Equity Incentive Plan, the Board of Directors or any committee or subcommittee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines: (i) the number of shares of common stock covered by options and the dates upon which the options become exercisable; (ii) the exercise price of options; (iii) the duration of options; and (iv) the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of the awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2000 Equity Incentive Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other acquisition event, as defined in the 2000 Equity Incentive Plan, the Board of Directors is authorized to provide for (a) outstanding options or other stock-based awards to be assumed or substituted for, (b) to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event, or (c) to provide for a cash out of the value of any outstanding options. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2000 Equity Incentive Plan.

        Because awards under the 2000 Equity Incentive Plan will be granted at the discretion of the Board of Directors (or designated committee or executive officer) based upon future participant performance and other factors, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by PLC at this time.

        Amendment or Termination.    No award may be made under the 2000 Equity Incentive Plan after February 1, 2010, but awards previously granted may extend beyond that date but in no event later than 10 years from the date of grant. The Board of Directors may at any time amend, suspend or terminate the 2000 Equity Incentive Plan, except that after the date of the amendment no award intended to comply with Section 162(m) of the Code will become exercisable, realizable or vested unless and until the amendment will have been approved by PLC's Shareholders.

United States Federal Income Tax Consequences

        The following generally summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2000 Equity Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. A non-U.S. Participant should consult his or her own tax advisor for advice as to a non-U.S. Participant's specific circumstances or any specific transaction.

  Incentive Stock Options

        A U.S. Participant will not have income upon the grant of an incentive stock option. Also, except as described below, a U.S. Participant will not have income upon exercise of an incentive stock option if the U.S. Participant has been employed by PLC or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the U.S. Participant exercises the option. If the U.S. Participant has not been so employed during that time, then the U.S. Participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the U.S. Participant to the alternative minimum tax.

        A U.S. Participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the U.S. Participant sells the stock. If a U.S. Participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a U.S. Participant sells the stock prior to satisfying these waiting periods, then the U.S. Participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the U.S. Participant has held the stock for more than one year and otherwise will be short-term. If a U.S. Participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the U.S. Participant held the stock for more than one year and otherwise will be short-term.

  Non-statutory Stock Options

        A U.S. Participant will not have income upon the grant of a nonstatutory stock option. A U.S. Participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the U.S. Participant exercised the option less the exercise price. Upon sale of the stock, the U.S. Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the U.S. Participant has held the stock for more than one year and otherwise will be short-term.

  Restricted Stock

        A U.S. Participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a U.S. Participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the U.S. Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the U.S. Participant does not make an 83(b) election, then when the stock vests the U.S. Participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the U.S. Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the U.S. Participant held the stock for more than one year and otherwise will be short-term.

  Other Stock-Based Awards

        The U.S. federal income tax consequences associated with any other stock-based award granted under the 2000 Equity Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to PLC

        There will be no U.S. federal income tax consequences to PLC except that PLC will be entitled to a deduction when a U.S. Participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the proposed amendment to the 2000 Equity Incentive Plan is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

ITEM NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors, at the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent auditors, to audit PLC's financial statements for the year ending December 31, 2003. Ernst & Young LLP has audited the financial statements of PLC for each fiscal year since July 1995. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is necessary to appoint Ernst & Young LLP as PLC's independent auditors and the Board of Directors recommends that the shareholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

        The Board of Directors believes that the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2003 is in the best interest of PLC and its shareholders and, therefore, recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by PLC. In addition to solicitations by mail, PLC's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and PLC will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by all officers and directors of PLC who are persons required to file reports pursuant to Section 16(a) of the Exchange Act (referred to as reporting persons), or written representations from certain reporting persons, PLC believes that during fiscal year 2002 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of PLC's proxy statement or annual report may have been sent to multiple shareholders in your household. PLC will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, Massachusetts 02038, 508-541-8800. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact PLC at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2004 Annual Meeting of Shareholders

        Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by PLC no later than

December 12, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

        In addition, if PLC does not receive notice of a matter or proposal to be considered at the 2004 Annual Meeting of Shareholders by February 26, 2004, persons appointed by the Board of Directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2004 Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                      By order of the Board of Directors,

                      Mark R. Tauscher
                       President, Chief Executive Officer
                      and Director

April 11, 2003

Appendix A

PLC SYSTEMS INC.
AUDIT COMMITTEE CHARTER

Organization

        This charter governs the operations of the audit committee of the board of directors of PLC Systems Inc. ("the Company"). The committee was established by the board on January 22, 1993. The committee shall review and reassess the charter at least annually and obtain the approval of the board. Members of the committee shall be appointed by the board and shall be comprised of at least three directors who are each independent of management and the Company. Unless a chairman is elected by the board, the chairman of the committee shall be elected by the members of the committee. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise. Each member will serve until the next annual meeting or until the election of a successor, unless they should resign or their office becomes vacant because of death, removal or other cause.

Statement of Policy

        The committee shall provide assistance to the board in fulfilling its oversight responsibility to the Company's shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. It also has the power to retain outside counsel, or anyone else it deems necessary. Meetings will be scheduled as required during the year to fulfill the purpose of the committee.

        The committee shall discharge its responsibilities, and shall assess the information provided by the Company's management, the internal auditors and the independent auditors, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law. In exercising its business judgment, the committee shall rely on the information and advice provided by the Company's management, the internal auditors and the independent auditors.

Responsibilities and Processes

        The primary responsibility of the committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

A-1

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the committee, as representatives of the Company's shareholders. The board and the committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder approval.

  •
  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's systems to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, without management present, to discuss the results of their examinations.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review and any related discussions.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. Based upon the foregoing and any other information, discussion or communication that the committee in its business judgment deems relevant, the committee shall consider whether it will recommend to the board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

A-2

Appendix B

PLC SYSTEMS INC.
Amendment to 2000 Equity Incentive Plan

        It is hereby resolved that, the 2000 Equity Incentive Plan (the "Plan") be and hereby is amended by deleting the first sentence of Section 4(a) in its entirety and inserting in lieu thereof the following:

        "Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,500,000 shares of common stock, no par value per share, of the Company (the "Common Stock")."

                      Adopted by the Board of Directors on
                      February 14, 2003
                      Submitted for shareholder approval on
                      May    , 2003

PLC SYSTEMS INC.
2000 EQUITY INCENTIVE PLAN

1.    PURPOSE

        The purpose of this 2000 Equity Incentive Plan (the "Plan") of PLC Systems Inc., a Yukon Territory corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.    ELIGIBILITY

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    ADMINISTRATION, DELEGATION

        (a) Administration by Board of Directors.    The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b) Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

        (c) Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.    STOCK AVAILABLE FOR AWARDS

        (a) Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 500,000 shares of common stock, no par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code.

Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) Per-Participant Limit.    Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.    STOCK OPTIONS

        (a) General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option, which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-statutory Stock Option".

        (b) Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof), which is intended to be an Incentive Stock Option, is not an Incentive Stock Option.

        (c) Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

        (d) Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

        (e) Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f) Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6.    RESTRICTED STOCK

        (a) Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b) Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.    OTHER STOCK-BASED AWARDS

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

        (a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b) Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c) Acquisition Events

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.    GENERAL PROVISIONS APPLICABLE TO AWARDS

        (a) Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b) Documentation.    Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c) Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d) Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e) Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f) Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g) Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h) Acceleration.    The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

        (a) No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c) Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d) Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

        (e) Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

        (f) Foreign Nationals.    Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary of advisable to achieve the purposes of the Plan.

                      Adopted by the Board of Directors on
                      February 1, 2000
                      Approved by the shareholders on
                      May 24, 2000

Appendix C

PLC SYSTEMS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
2003 Annual and Special Meeting of Shareholders—May 14, 2003

        THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2003 Annual and Special Meeting of Shareholders and Proxy Statement dated April 11, 2003 in connection with the Meeting to be held at 10:00 a.m. on Wednesday, May 14, 2003 at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 and hereby appoint(s) Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the 2003 Annual and Special Meeting of Shareholders of PLC Systems Inc. and at any adjournments thereof as indicated upon all maters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of the director nominees and FOR proposal numbers 2 and 3.

        The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by identifying such individual in the following space.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE
AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

(SEE REVERSE SIDE)

C-1

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR the director nominees and FOR proposal numbers 2 and 3.
1.	Election of Class II directors (or if either nominee is not available for election, such substitute as the Board of Directors may designate).
	Nominees:	Benjamin L. Holmes		Alan H. Magazine
	☐	FOR both nominees (except as indicated to the contrary—see INSTRUCTIONS below)
	☐	WITHHELD from both nominees
INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through such nominee's name. Your shares will be voted for the remaining nominee.
2.	Approval of an amendment increasing the number of shares of common stock authorized for issuance under PLC's 2000 Equity Incentive Plan from 500,000 to 1,500,000.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Approval of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003 and to authorize the directors to fix the remuneration to be paid to the auditors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which it was mailed by the Board of Directors.
Signature:	Date:
Signature:	Date:

C-2

QuickLinks

ITEM NO. 2 APPROVAL OF AMENDMENT OF PLC'S 2000 EQUITY INCENTIVE PLAN
ITEM NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
PLC SYSTEMS INC. AUDIT COMMITTEE CHARTER
PLC SYSTEMS INC. Amendment to 2000 Equity Incentive Plan
PLC SYSTEMS INC. 2000 EQUITY INCENTIVE PLAN
  Appendix C